FOR IMMEDIATE RELEASE

INVESTOR CONTACT
Jamie Britton, 214.932.6721
Jamie.Britton@texascapitalbank.com

MEDIA CONTACT
Shannon Wherry, 469.399.8527
Shannon.Wherry@texascapitalbank.com

FOR IMMEDIATE RELEASE

TEXAS CAPITAL BANCSHARES, INC. ANNOUNCES
ADDITIONAL EXECUTIVE LEADERSHIP APPOINTMENTS

Tim Storms Named Executive Vice President, Chief Risk Officer

Shannon Jurecka Named Executive Vice President, Chief Human Resources Officer

DALLAS, February 22, 2021 -- Texas Capital Bank, N.A., and its parent company Texas Capital Bancshares, Inc. (NASDAQ: TCBI), collectively referred to herein as “Texas Capital Bank,” today announced two additional executive leadership appointments. Tim Storms has been named Chief Risk Officer of both companies, effective immediately following the decision by John Turpen to step down as Chief Risk Officer. Mr. Turpen will continue to support Mr. Storms and the Company until March 31, 2021, to ensure an effective transition. Shannon Jurecka has been appointed to the newly created position of Chief Human Resources Officer, effective April 1, 2021, to advance the Company’s commitment to developing world-class talent and a high-performance culture. Mr. Storms and Ms. Jurecka will report directly to Rob C. Holmes, President and Chief Executive Officer of Texas Capital Bank, N.A. and Texas Capital Bancshares, Inc.

As previously announced, Mr. Storms, who most recently served as Chief Risk Officer of the Commercial Banking’s Real Estate businesses at JPMorgan Chase & Co, was appointed Executive Vice President, Head of Risk Transformation at Texas Capital Bank in January 2021. Since that time, he has been working closely with Mr. Turpen and the risk management team to immerse himself in the organization and its approach to risk management. As Chief Risk Officer, Mr. Storms will manage all risk functions, enterprise risk management practices and programs, and regulatory compliance. He will be responsible for the strategic development and execution of continued enhancements to the Company’s risk management culture and capabilities that will further optimize proactive risk assessment and mitigation. As chair of the Executive Risk Committee, Mr. Storms will oversee the risk management framework and the bank’s risk appetite statements.

As Chief Human Resources Officer, Ms. Jurecka will be responsible for the Company’s human capital strategy, including talent acquisition and development, compensation and benefits, and employee engagement. Ms. Jurecka brings more than 20 years of leadership experience in Human Resources. She joins Texas Capital Bank from Celanese Corporation, where she most recently served as Senior Vice President and Chief Human Resources Officer since 2017. Before joining Celanese, she held various senior positions in Human Resources at Bank of America Merrill Lynch, including in Global Risk, Consumer Operations and as the Bank of America West Region Sites Human Resources Executive. Ms. Jurecka has a strong track record of successfully managing top talent development programs and executing strategic human capital objectives across global platforms.

Mr. Holmes said, “Tim is a world-class risk executive, having managed businesses through some of the most challenging market environments on a complex global platform. Given his impressive financial and risk management acumen, ability to navigate complex regulatory environments, and record of building strong, lasting relationships through mutual respect and trust, Tim is a strong leader for the role of Chief Risk Officer. In his time with Texas Capital Bank, Tim has demonstrated a great cultural fit as well as a deep investment in the Company’s success. On behalf of the entire Texas Capital Bank team, I would like to thank John for his numerous contributions and wish him the best in his future endeavors.”

Mr. Holmes continued, “Shannon is an experienced and well-respected human resources executive, and I’m pleased to welcome her to the Texas Capital Bank team. She has overseen the professional growth and development of thousands of colleagues throughout her career and embraces the same transparent and collaborative approach that is central to Texas Capital Bank’s success. Her vast experience with diversity, equity and inclusion (DEI) efforts as well as her previous work with environmental, social and corporate governance (ESG) is a wonderful addition that will help us accelerate our advancements in these areas. Our people are Texas Capital Bank’s greatest assets, and I’m confident that Shannon will continue to build an agile culture of personal growth and inclusivity for all of our colleagues.”

Mr. Storms said, “Based on my work with this team to date, I am impressed with what they have built and eager to take on greater responsibility in managing our risk functions and further improving our balance sheet in support of our clients and the Company. With Rob and the leadership team’s support, my focus will be on leading the strategic development and execution of continuous enhancements to Texas Capital Bank’s risk management culture and capabilities that will further our proactive risk assessment and mitigation efforts. I feel very fortunate to benefit from the risk management team that John Turpen has built and established over the last several years. Because of that foundation, the Company has a sound risk program and best practices today, and I look forward to working with the team to further enhance our position for the Company and our clients.”

Ms. Jurecka said, “As a Texas native, I’ve long respected Texas Capital Bank’s mission of empowering its people. The Company has an impressive bench of talent and I am committed to bringing fresh perspectives and developing initiatives that support an energized and cohesive workforce. I look forward to working closely with Rob and the leadership team to make Texas Capital Bank an even better place to work.”

Mr. Turpen said, “It has been an honor to be part of the Texas Capital Bank team as we’ve taken significant steps in building a stronger, more resilient business through remarkable focus and execution. Rob, Tim and the leadership team will continue this journey and position the Company for a bright future. As I look forward to my next chapter, I’d like to express my sincere gratitude to my team for this rewarding experience and wish everyone at Texas Capital Bank continued success.”

About Tim Storms

Mr. Storms served JPMorgan Chase & Co. from 1981 to 2019, most recently serving as Chief Risk Officer of Commercial Banking’s Real Estate businesses from 2015 to 2019. Prior to that position he held several key executive positions including: Chief Credit Officer of Commercial Banking as well as head of Risk Management for corporate and real estate clients across North America for Investment Banking. Mr. Storms was also a member of a number of committees, including the Risk Operating Committee of Investment Banking and Commercial Banking.

Mr. Storms received a Master of Business Administration in Corporate Finance from Columbia University and a Bachelor of Arts degree in Economics and Psychology from Wesleyan University - CT.

About Shannon Jurecka

Ms. Jurecka served at Celanese Corporation from 2016 through March 2021, most recently serving as Senior Vice President and Chief Human Resources Officer. She previously served as VP of Human Resources for Material Solutions and Human Resources leader for Mergers and Acquisitions. Prior to joining Celanese, Ms. Jurecka spent 10 years at Bank of America Merrill Lynch as a Human Resources executive for a variety of teams, including Consumer Operations, Global Risk and the West Region Site and Dallas and Fort Worth Market. She began her career in Human Resources at Dell where she served as a Mechanical Engineering Project Manager and in Learning & Leadership Development.

Ms. Jurecka received a Bachelor’s degree in Speech Communication from Sam Houston State University and a Master’s degree in Organizational Leadership and Ethics from St. Edward’s University. She also holds a secondary education teaching certificate in the state of Texas. Ms. Jurecka is a Board Member for City Year Dallas and volunteers at Habitat for Humanity, her church, and other local charities.

About Texas Capital Bancshares, Inc.

Texas Capital Bancshares, Inc. (NASDAQ®: TCBI), a member of the Russell 2000® Index and the S&P MidCap 400®, is the parent company of Texas Capital Bank, a commercial bank that delivers highly personalized financial services to businesses and entrepreneurs. Headquartered in Dallas, the bank has full-service locations in Austin, Dallas, Fort Worth, Houston and San Antonio. Member FDIC.

Forward Looking Statements

This communication may be deemed to include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding our financial condition, results of operations, business plans and future performance of Texas Capital Bancshares, Inc. These statements are not historical in nature and can generally be identified by such words as “believe,” “expect,” “estimate,” “anticipate,” “plan,” “may,” “will,” “forecast,” “could,” “projects,” “intend” and similar expressions. Because forward-looking statements relate to future results and occurrences, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. A number of factors, many of which are beyond our control, could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the credit quality of our loan portfolio, general economic conditions in the United States and in our markets, including the continued impact on our customers from volatility in oil and gas prices, the material risks and uncertainties for the U.S. and world economies, and for our business, resulting from the COVID-19 pandemic, expectations regarding rates of default and loan losses, volatility in the mortgage industry, our business strategies, and our expectations about future financial performance, future growth and earnings, the appropriateness of our allowance for loan losses and provision for credit losses, the impact of changing regulatory requirements and legislative changes on our business, increased competition, interest rate risk, new lines of business, new product or service offerings and new technologies. These and other factors that could cause results to differ materially from those described in the forward-looking statements, as well as a discussion of the risks and uncertainties that may affect our business, can be found in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and in other filings we make with the Securities and Exchange Commission. The information contained in this communication speaks only as of its date. Except to the extent required by applicable law or regulation, Texas Capital Bancshares, Inc. disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.

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